Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

Equity Bancshares, Inc. Announces Second Quarter Results, Reports Earnings

of $0.11 per Diluted Common Share and Net Income of $1.7 Million

Company strengthens local businesses, customers and communities during COVID-19 era,

positions capital and balance sheet for future growth

WICHITA, Kansas, July 21, 2020 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the second quarter ended June 30, 2020, including net income allocable to common stockholders of $1.7 million, or $0.11 per diluted share.  Year-to-date 2020 net income allocable to common stockholders was $2.9 million, or $0.19 per diluted share.

“During the second quarter we continued to support our communities and customers, including small businesses,” said Brad Elliott, Chairman and CEO of Equity.  “We’ve been able to add new customers and clients through lending programs such as the Paycheck Protection Program and Main Street Lending Program, but notably, our Equity Bank teams have continued to work one-on-one with local businesses to evaluate credit needs and strategic planning in both the near-term and long-term future.  In addition, we’ve been able to strengthen our capital and build value for our stockholder base, all while prioritizing continued, uninterrupted service to our customers.”

As of June 30, 2020, Equity has completed 3,198 Small Business Administration (“SBA”) loan applications through the Paycheck Protection Program (“PPP”) as part of the U.S. Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) signed into law on March 27, 2020.

The relief from Equity Bank-administered loans helped more than 90,000 employees working in small businesses throughout Equity’s regions in Kansas, Missouri, Oklahoma and Arkansas.  Equity also is participating in the Main Street Lending Program, designed to keep credit flowing to small and mid-sized businesses in good financial standing during the COVID-19 crisis.

On June 29, 2020, Equity issued $42 million aggregate principal amount of fixed-to-floating rate subordinated notes due 2030 to certain institutional accredited investors and qualified institutional buyers in a private placement transaction.  Equity will use the net proceeds from the offering for general corporate purposes, including repayment of Equity’s senior debt, which occurred on June 30, 2020, and for opportunistic growth.  On June 30, 2020, Equity also renewed its senior credit facility with ServisFirst Bank.

As of May 2020, all of Equity’s bank locations were open to customers with social distancing measures in place, allowing full access for customer use.  During March and April, Equity adopted a “Branch Light, Drive Through First” model throughout its markets, optimizing customer service delivery by appointment, calling ahead, knocking or using drive through.  Equity continues to serve customers curbside and drive through but offers full lobby access during normal hours.  Equity’s digital products, including online banking and mobile deposit, have increased in active digital users by 10 percent during the six-month period ended June 30, 2020.

“We remain focused on our strategy to deliver sophisticated banking products and services to customers who value the dedication and support of a community bank and I’m proud of our Equity teams throughout our footprint for collaborating and supporting our communities,” said Mr. Elliott. “We did not close a single bank location in March, April or May, but simply modified service and solutions.  A strong community bank should step up and work directly with customers and we’ve been able to do just that.  Our business will continue to be rewarded, as a leader in our industry and region.  We have seen new business from both retail and commercial customers attracted to a bank that is innovative and open for business as usual.”

Notable Items:

•

Net income before taxes for the second quarter of 2020 was $2.2 million, or $0.14 per diluted share, compared to net income before taxes of $11.7 million, or $0.74 per diluted share, for the same time period in 2019.  Net income before taxes for the first six months of 2020 was $3.9 million, or $0.25 per diluted share.  There were no

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

merger expenses in the first six months of 2020. Net income before taxes, adjusted to exclude merger expense was $7.4 million, or $0.46 per diluted share, for the first six months of 2019.
•

Stated income per diluted share in the second quarter of 2020 was $0.11, as compared to $0.58 in the second quarter of 2019.  Income before taxes and provision for loan losses during the quarters ending June 30, 2020 and 2019, was $14.7 million, or $0.96 per diluted share, and $12.7 million, or $0.80 per diluted share.

•

At June 30, 2020 there were $649.3 million of loans under deferment in connection with addressing customers’ credit needs during the COVID-19 crisis.  At the end of the deferral periods, the Company will review a customer’s year-end 2019 and interim financial statements, operating projections for the remainder of 2020 and the business environment to determine if our customers’ businesses are still being impacted by COVID-19 before granting an additional 90-day deferment.

•

The CARES Act provided temporary relief for the implementation of Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments and the Company has elected to calculate the required allowance for loan losses and the resulting provision for loan losses using the prior probable-incurred-loss method.  In keeping with interagency guidance, the Company executed a payment deferral program for commercial lending clients adversely affected by the pandemic, which are not considered troubled debt restructurings.

Equity’s Balance Sheet Highlights:

•	Total loans held for investment of $2.81 billion at June 30, 2020, as compared to total loans held for investment of $2.56 billion at December 31, 2019.
•

Total deposits were $3.25 billion at June 30, 2020, as compared to $3.06 billion at December 31, 2019.  Signature deposits, including core deposits comprised of checking, savings and money market accounts, were $2.56 billion at June 30, 2020, as compared to $2.23 billion at December 31, 2019.

•	Total assets were $4.21 billion at June 30, 2020, as compared to $3.95 billion at December 31, 2019.
•

Book value per common share was $31.53 at June 30, 2020, as compared to $30.95 at December 31, 2019. Tangible book value per common share was $21.29 at June 30, 2020, as compared to $20.75 at December 31, 2019.

Financial Results for the Six Months Ended June 30, 2020

Net income allocable to common stockholders was $2.9 million for the six months ended June 30, 2020, as compared to $5.2 million for the six months ended June 30, 2019, a decrease of $2.2 million.

Diluted earnings per share were $0.19 for the six-month period ended June 30, 2020, as compared to $0.32 for the comparable period in 2019.  Weighted average fully diluted shares were 15,449,517 and 15,992,265 for the six months ended June 30, 2020, and 2019.

Net interest income was $65.0 million for the six months ended June 30, 2020, as compared to $61.9 million for the six months ended June 30, 2019, a $3.1 million, or 4.9% increase.  The increase in net interest income was primarily driven by growth in loan balances, a reduction in interest-bearing time deposit balances and a decrease in the cost of interest-bearing liabilities, partially offset by a decrease in rates on interest-earning assets.

Our net interest margin was 3.58% for the six months ended June 30, 2020, as compared to 3.46% for the six months ended June 30, 2019.  The increase in net interest margin was primarily due to a decrease in overall cost of funds in excess of the reduction of asset yields.

The provision for loan losses was $22.4 million for the six-month period ended June 30, 2020, as compared to $16.6 million for the six-month period ended June 30, 2019.  The provision for the six months ended June 30, 2020, is primarily related to the impact of COVID-19 on overall credit.  Included in the first quarter of 2019 was a $14.5 million provision against one credit relationship that we believe was an isolated incident that was unique within our portfolio.  Net charge-offs for the six months ended June 30, 2020, were $594 thousand, as compared to net charge-offs, adjusted for charge-offs related to the previously mentioned credit relationship, of $506 thousand for the comparable period in 2019.

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

Total non-interest income was $11.0 million for the six months ended June 30, 2020, as compared to $11.8 million for the six months ended June 30, 2019.  The decrease is largely attributable to reductions in service charges and fees, and other income, mainly from derivative mark-to-market adjustments, partially offset by increases in mortgage banking and debit card income.

Total non-interest expense was $49.7 million for the six months ended June 30, 2020, as compared to $50.6 million for the six months ended June 30, 2019.  The decrease in non-interest expense was largely due to reductions in salaries and employee benefits, merger expenses, advertising and business development and telecommunications, partially offset by increases in data processing, other non-interest expense, amortization of core deposit intangibles, net occupancy and equipment and other real estate owned expense.  The overall decrease in salaries and employee benefits was due to the deferral of loan origination cost associated with originating the PPP loans during the six months ended June 30, 2020.

Equity’s effective tax rate for the six months ended June 30, 2020, was 24.2%, as compared to 20.8% for the first six months of 2019.  For both of the comparable periods, the estimated annual effective tax rate at which income tax expense has been provided reflect, in addition to statutory tax rates, the estimated tax-exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expense and other non-deductible expense in proportion to anticipated annual income before income taxes, as well as federal income tax credits anticipated to be available in each annual period.  Income tax expense for the six-month period ended June 30, 2020, includes $67 thousand of additional tax expense attributable to the settlement in stock of restricted stock units and the exercise of stock options.  The exercise of stock options and the settlement of restricted stock units in the first six months of 2019 resulted in tax benefits of $18 thousand.

Financial Results for the Quarter Ended June 30, 2020

Net income allocable to common stockholders was $1.7 million for the three months ended June 30, 2020, as compared to $9.2 million for the three months ended June 30, 2019, a decrease of $7.5 million.

Diluted earnings per share were $0.11 for the three months ended June 30, 2020, as compared to $0.58 for the comparable period in 2019.  Weighted average fully diluted shares were 15,304,009 and 15,918,274 for the three months ended June 30, 2020, and 2019.

Net interest income was $32.9 million for the three months ended June 30, 2020, as compared to $31.3 million for the three months ended June 30, 2019, a $1.6 million, or 5.1% increase.  The increase in net interest income was primarily driven by average rates of interest-bearing liabilities repricing at a faster rate than average rates of interest-earning assets.

The net interest margin was 3.49% for the three months ended June 30, 2020, as compared to 3.42% for the three months ended June 30, 2019.  The increase in net interest margin was primarily due to a declining-rate environment where the average rate of interest-bearing liabilities fell faster than the average rate of interest-earning assets.  Higher cost deposits and our Federal Home Loan Bank advances were repriced down as market interest rates dropped.

The provision for loan losses was $12.5 million for the three months ended June 30, 2020, as compared to $974 thousand for the three months ended June 30, 2019.  For the three months ended June 30, 2020, we had net charge-offs of $337 thousand as compared to net charge-offs, adjusted for one previously mentioned credit relationship, of $299 thousand for the same period in 2019.  The provision for the three months ended June 30, 2020, is primarily related to the impact of COVID-19 on to overall credit.

Total non-interest income for the quarter ended June 30, 2020, was $5.7 million, as compared to $6.5 million for the quarter ended June 30, 2019.  Decreases in service charges and fees were partially offset by an increase in mortgage banking income.

Total non-interest expense was $23.9 million for the quarter ended June 30, 2020, as compared to $25.0 million for the quarter ended June 30, 2019.  The decrease in non-interest expense is due largely to reductions in salaries and employee benefits, advertising and business development, FDIC insurance, professional fees, and merger expense, partially offset by increases in data processing, amortization of core deposit intangibles and loan expense.  The overall decrease in salaries

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

and employee benefits was due to the deferral of loan origination cost associated with originating the PPP loans during the three months ended June 30, 2020.

Equity’s effective tax rate for the quarter ended June 30, 2020, was 22.7%, as compared to 21.4% for the quarter ended June 30, 2019.

Loans, Deposits and Total Assets

Loans held for investment were $2.81 billion at June 30, 2020, as compared to $2.56 billion at December 31, 2019, an increase of $249.7 million.  The increase in loans is primarily the result of increases in commercial and industrial and commercial real estate loans, which were partially offset by reductions in real estate construction loans and residential real estate loans.  Included in the commercial and industrial loan increase is $373.0 million of PPP loans to existing and new customers that carry a 1.00% rate but provide the ability to support our markets in a period of need.

As of June 30, 2020, Equity’s allowance for loan losses to total loans was 1.21%, as compared to 0.48% at December 31, 2019.  Total reserves, including purchase discounts, to total loans were approximately 1.57% as of June 30, 2020, as compared to 0.85% at December 31, 2019.  Nonperforming assets were $57.8 million as of June 30, 2020, or 1.37% of total assets.  Nonperforming assets were $46.9 million at December 31, 2019, or 1.19% of total assets.

Total deposits were $3.25 billion at June 30, 2020, as compared to $3.06 billion at December 31, 2019, an increase of $183.8 million.  This increase included $275.3 million of demand and $51.1 million of savings, NOW and money market deposits, partially offset by a decrease of $142.6 million in time deposits.  The changes in demand, savings, NOW and money market deposits are primarily from increases in existing customer balances, a portion of which are related to PPP funding, in both the private and public sector.  Signature deposits were $2.56 billion at June 30, 2020, as compared to $2.23 billion at December 31, 2019.

At June 30, 2020, Equity had consolidated total assets of $4.21 billion, as compared to $3.95 billion at December 31, 2019, an increase of $255.7 million.

Borrowings and Capital

At June 30, 2020, borrowings totaled $452.0 million, as compared to $383.6 million at December 31, 2019.  The increase in borrowings was principally due to a $41.0 million increase in subordinated debentures, a $20.5 million increase in Federal Home Loan Bank advances and a $15.8 million increase in retail repurchase agreements, offset by a decrease of $9.0 million in the bank stock loan balance, which was paid in full June 30, 2020.

At June 30, 2020, common stockholders’ equity totaled $479.8 million, or $31.53 per common share, as compared to $478.1 million, or $30.95 per common share, at December 31, 2019.  Tangible common equity was $324.0 million and tangible book value per common share was $21.29 at June 30, 2020.  Tangible common equity was $320.5 million and tangible book value per common share was $20.75 at December 31, 2019.  The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.02%, the total capital to risk-weighted assets was 15.33% and the total leverage ratio was 8.52% at June 30, 2020.  The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 13.11%, a ratio of total capital to risk-weighted assets of 14.37% and a total leverage ratio of 8.88% at June 30, 2020.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Operating Officer (Principal Accounting Officer), Greg Kossover, will hold a conference call and webcast to discuss second quarter 2020 results on Wednesday, July 22, 2020, at 10 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Wednesday, July 22, 2020, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 8360966.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until July 29, 2020, accessible at (855) 859-2056 with conference ID no. 8360966 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2020, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Year-to-Date Analysis of Changes in Net Interest Income
•	Table 3. Quarterly Analysis of Changes in Net Interest Income
•	Table 4. Consolidated Balance Sheets
•	Table 5. Consolidated Statements of Operations
•	Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Statement of Income Data
Net interest income	$32,891	$32,095	$32,405	$31,526	$31,288
Provision for loan losses	12,500	9,940	1,055	679	974
Net gains (losses) from securities transactions	4	8	(3)	4	7
Other non-interest income	5,728	5,298	6,644	6,568	6,444
Total non-interest income	5,732	5,306	6,641	6,572	6,451
Merger expense	—	—	—	—	276
Other non-interest expense	23,937	25,758	24,846	24,223	24,747
Total non-interest expense	23,937	25,758	24,846	24,223	25,023
Income before income taxes	2,186	1,703	13,145	13,196	11,742
Provision for income taxes	497	445	3,131	2,790	2,510
Net income allocable to common stockholders	1,689	1,258	10,014	10,406	9,232
Basic earnings per share	0.11	0.08	0.65	0.67	0.59
Diluted earnings per share	0.11	0.08	0.64	0.66	0.58

Balance Sheet Data (at period end)
Available-for-sale securities	$177,228	$187,812	$142,067	$152,680	$161,082
Held-to-maturity securities	662,522	721,992	769,059	764,163	766,950
Gross loans held for investment	2,806,334	2,507,123	2,556,652	2,600,924	2,679,985
Allowance for loan losses	34,078	21,915	12,232	17,875	17,777
Intangible assets, net	155,717	156,704	157,518	158,350	159,147
Total assets	4,205,269	3,943,832	3,949,578	4,074,663	4,180,074
Total deposits	3,247,267	2,960,397	3,063,516	3,106,929	3,185,893
Non-time deposits	2,556,745	2,176,586	2,230,346	2,177,820	2,192,534
Borrowings	452,032	481,371	383,632	480,000	515,582
Total liabilities	3,725,503	3,466,481	3,471,518	3,607,613	3,721,668
Total stockholders’ equity	479,766	477,351	478,060	467,050	458,406
Tangible common equity*	324,049	320,647	320,542	308,700	299,259

Selected Average Balance Sheet Data (quarterly average)
Investment securities	$877,308	$907,910	$911,923	$926,839	$924,914
Total gross loans receivable	2,806,865	2,525,344	2,568,301	2,646,454	2,655,256
Interest-earning assets	3,786,629	3,519,267	3,563,642	3,657,970	3,665,618
Total assets	4,159,336	3,888,205	3,932,909	4,030,606	4,025,764
Interest-bearing deposits	2,487,187	2,531,508	2,563,519	2,673,007	2,726,443
Borrowings	384,727	355,303	377,561	390,562	347,103
Total interest-bearing liabilities	2,871,914	2,886,811	2,941,080	3,063,569	3,073,546
Total deposits	3,257,631	3,021,181	3,055,275	3,152,785	3,200,624
Total liabilities	3,675,731	3,405,638	3,459,347	3,567,354	3,568,661
Total stockholders' equity	483,605	482,567	473,562	463,252	457,103
Tangible common equity*	327,411	325,470	315,569	304,492	297,541

Performance ratios
Return on average assets (ROAA) annualized	0.16%	0.13%	1.01%	1.02%	0.92%
Return on average equity (ROAE) annualized	1.40%	1.05%	8.39%	8.91%	8.10%
Return on average tangible common equity (ROATCE) annualized*	3.03%	2.35%	13.42%	14.38%	13.29%
Yield on loans annualized	4.68%	5.47%	5.67%	5.70%	5.74%
Cost of interest-bearing deposits annualized	0.63%	1.09%	1.32%	1.56%	1.64%
Cost of total deposits annualized	0.48%	0.91%	1.11%	1.32%	1.40%
Net interest margin annualized	3.49%	3.67%	3.61%	3.42%	3.42%
Efficiency ratio*	61.98%	68.88%	63.63%	63.59%	65.59%
Non-interest income / average assets	0.55%	0.55%	0.67%	0.65%	0.64%
Non-interest expense / average assets	2.31%	2.66%	2.51%	2.38%	2.49%

Capital Ratios

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

Tier 1 Leverage Ratio	8.52%	9.02%	9.02%	8.49%	8.26%
Common Equity Tier 1 Capital Ratio	12.02%	11.67%	11.63%	11.08%	10.46%
Tier 1 Risk Based Capital Ratio	12.57%	12.20%	12.15%	11.59%	10.95%
Total Risk Based Capital Ratio	15.33%	13.00%	12.59%	12.21%	11.56%
Total stockholders' equity to total assets	11.41%	12.10%	12.10%	11.46%	10.97%
Tangible common equity to tangible assets*	8.00%	8.47%	8.45%	7.88%	7.44%
Book value per common share	$31.53	$31.41	$30.95	$30.25	$29.45
Tangible book value per common share*	$21.29	$21.10	$20.75	$19.99	$19.23
Tangible book value per diluted common share*	$21.13	$20.96	$20.39	$19.73	$18.99

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

TABLE 2. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the six months ended			For the six months ended
	June 30, 2020			June 30, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)	$2,666,104	$67,003	5.05%	$2,607,906	$74,560	5.77%
Total securities	892,608	10,483	2.36%	921,876	12,149	2.66%
Federal funds sold and other	94,234	1,004	2.14%	83,723	1,257	3.03%
Total interest-earning assets	3,652,946	78,490	4.32%	3,613,505	87,966	4.91%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,739,527	4,048	0.47%	1,704,672	11,525	1.36%
Certificates of deposit	769,820	6,715	1.75%	1,013,394	10,349	2.06%
Total interest-bearing deposits	2,509,347	10,763	0.86%	2,718,066	21,874	1.62%
FHLB advances & LOC	283,231	1,727	1.23%	238,462	3,146	2.66%
Other borrowings	86,784	1,014	2.35%	70,049	1,019	2.94%
Total interest-bearing liabilities	2,879,362	13,504	0.94%	3,026,577	26,039	1.74%

Net interest income		$64,986			$61,927
Interest rate spread			3.38%			3.17%

Net interest margin (2)			3.58%			3.46%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the six months ended
	June 30, 2020 vs. 2019
	Total Increase/(Decrease)
	Volume Variance(1)	Yield/Rate Variance(1)	Total Variance
Interest-earning assets
Loans	$1,633	$(9,190)	$(7,557)
Total securities	(395)	(1,271)	(1,666)
Federal funds sold and other	144	(397)	(253)
Total interest-earning assets	1,382	(10,858)	(9,476)
Interest-bearing liabilities
Total interest-bearing demand and savings	221	(7,698)	(7,477)
Certificates of deposit	(2,261)	(1,373)	(3,634)
Total interest-bearing deposits	(2,040)	(9,071)	(11,111)
FHLB advances & LOC	508	(1,927)	(1,419)
Other borrowings	280	(285)	(5)
Total interest-bearing liabilities	(1,252)	(11,283)	(12,535)

Net interest income	$2,634	$425	$3,059

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

TABLE 3. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2020			June 30, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)	$2,806,865	$32,627	4.68%	$2,655,256	$38,027	5.74%
Total securities	877,308	4,897	2.25%	924,914	6,114	2.65%
Federal funds sold and other	102,456	409	1.61%	85,448	623	2.92%
Total interest-earning assets	3,786,629	37,933	4.03%	3,665,618	44,764	4.90%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,754,280	923	0.21%	1,715,991	5,857	1.37%
Certificates of deposit	732,907	2,976	1.63%	1,010,452	5,287	2.10%
Total interest-bearing deposits	2,487,187	3,899	0.63%	2,726,443	11,144	1.64%
FHLB advances & LOC	270,785	552	0.82%	278,864	1,841	2.65%
Other borrowings	113,942	591	2.09%	68,239	491	2.89%
Total interest-bearing liabilities	2,871,914	5,042	0.71%	3,073,546	13,476	1.76%

Net interest income		$32,891			$31,288
Interest rate spread			3.32%			3.14%

Net interest margin (2)			3.49%			3.42%
(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the three months ended
	June 30, 2020 vs. 2019
	Total Increase/(Decrease)
	Volume Variance(1)	Yield/Rate Variance (1)	Total Variance
Interest-earning assets
Loans	$2,076	$(7,476)	$(5,400)
Total securities	(320)	(897)	(1,217)
Federal funds sold and other	107	(321)	(214)
Total interest-earning assets	1,863	(8,694)	(6,831)
Interest-bearing liabilities
Total interest-bearing demand and savings	115	(5,049)	(4,934)
Certificates of deposit	(1,273)	(1,038)	(2,311)
Total interest-bearing deposits	(1,158)	(6,087)	(7,245)
FHLB advances & LOC	(52)	(1,237)	(1,289)
Other borrowings	274	(174)	100
Total interest-bearing liabilities	(936)	(7,498)	(8,434)

Net interest income	$2,799	$(1,196)	$1,603

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

TABLE 4. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and due from banks	$178,045	$88,973
Federal funds sold	245	318
Cash and cash equivalents	178,290	89,291
Interest-bearing time deposits in other banks	2,248	2,498
Available-for-sale securities	177,228	142,067
Held-to-maturity securities, fair value of $689,206 and $783,911	662,522	769,059
Loans held for sale	4,802	5,933
Loans, net of allowance for loan losses of $34,078 and $12,232	2,772,256	2,544,420
Other real estate owned, net	7,374	8,293
Premises and equipment, net	87,055	84,478
Bank-owned life insurance	76,066	75,103
Federal Reserve Bank and Federal Home Loan Bank stock	31,832	31,137
Interest receivable	19,598	15,738
Goodwill	136,432	136,432
Core deposit intangibles, net	18,131	19,907
Other	31,435	25,222
Total assets	$4,205,269	$3,949,578
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$756,613	$481,298
Total non-interest-bearing deposits	756,613	481,298
Savings, NOW and money market	1,800,132	1,749,048
Time	690,522	833,170
Total interest-bearing deposits	2,490,654	2,582,218
Total deposits	3,247,267	3,063,516
Federal funds purchased and retail repurchase agreements	51,557	35,708
Federal Home Loan Bank advances	344,900	324,373
Bank stock loan	—	8,990
Subordinated debentures	55,575	14,561
Contractual obligations	5,571	5,836
Interest payable and other liabilities	20,633	18,534
Total liabilities	3,725,503	3,471,518
Commitments and contingent liabilities
Stockholders’ equity
Common stock	174	174
Additional paid-in capital	384,955	382,731
Retained earnings	128,704	125,757
Accumulated other comprehensive income (loss)	3,390	(3)
Employee stock loans	(43)	(77)
Treasury stock	(37,414)	(30,522)
Total stockholders’ equity	479,766	478,060
Total liabilities and stockholders’ equity	$4,205,269	$3,949,578

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

TABLE 5. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Interest and dividend income
Loans, including fees	$32,627	$38,027	$67,003	$74,560
Securities, taxable	4,017	4,969	8,637	10,051
Securities, nontaxable	880	1,145	1,846	2,098
Federal funds sold and other	409	623	1,004	1,257
Total interest and dividend income	37,933	44,764	78,490	87,966
Interest expense
Deposits	3,899	11,144	10,763	21,874
Federal funds purchased and retail repurchase agreements	24	34	55	66
Federal Home Loan Bank advances	552	1,841	1,727	3,146
Federal Reserve Bank discount window	6	—	6	—
Bank stock loan	306	147	415	309
Subordinated debentures	255	310	538	644
Total interest expense	5,042	13,476	13,504	26,039

Net interest income	32,891	31,288	64,986	61,927
Provision for loan losses	12,500	974	22,440	16,620
Net interest income after provision for loan losses	20,391	30,314	42,546	45,307
Non-interest income
Service charges and fees	1,365	2,240	3,391	4,163
Debit card income	2,201	2,186	4,244	3,924
Mortgage banking	831	562	1,421	879
Increase in value of bank-owned life insurance	481	499	963	987
Net gains from securities transactions	4	7	12	13
Other	850	957	1,007	1,809
Total non-interest income	5,732	6,451	11,038	11,775
Non-interest expense
Salaries and employee benefits	12,695	13,067	26,199	27,165
Net occupancy and equipment	2,119	2,188	4,354	4,155
Data processing	2,763	2,358	5,426	4,763
Professional fees	943	1,228	2,310	2,384
Advertising and business development	403	722	1,099	1,368
Telecommunications	390	485	877	1,070
FDIC insurance	414	730	931	1,008
Courier and postage	353	341	737	668
Free nationwide ATM cost	327	420	747	781
Amortization of core deposit intangibles	974	785	1,776	1,564
Loan expense	287	175	521	443
Other real estate owned	269	302	577	414
Merger expenses	—	276	—	915
Other	2,000	1,946	4,141	3,868
Total non-interest expense	23,937	25,023	49,695	50,566
Income before income tax	2,186	11,742	3,889	6,516
Provision for income taxes	497	2,510	942	1,357
Net income and net income allocable to common stockholders	$1,689	$9,232	$2,947	$5,159
Basic earnings per share	$0.11	$0.59	$0.19	$0.33
Diluted earnings per share	$0.11	$0.58	$0.19	$0.32

Equity Bancshares, Inc.

PRESS RELEASE - 07/21/2020

TABLE 6. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Total stockholders' equity	$479,766	$477,351	$478,060	$467,050	$458,406
Less: goodwill	136,432	136,432	136,432	136,432	136,432
Less: core deposit intangibles, net	18,131	19,105	19,907	20,727	21,512
Less: mortgage servicing asset, net	2	4	5	7	8
Less: naming rights, net	1,152	1,163	1,174	1,184	1,195
Tangible common equity	$324,049	$320,647	$320,542	$308,700	$299,259
Common shares issued at period end	15,218,301	15,198,986	15,444,434	15,440,334	15,563,873
RSU shares vested	—	—	—	—	—
Common shares outstanding at period end	15,218,301	15,198,986	15,444,434	15,440,334	15,563,873
Diluted common shares outstanding at period end	15,333,977	15,297,319	15,719,810	15,647,456	15,758,747
Book value per common share	$31.53	$31.41	$30.95	$30.25	$29.45
Tangible book value per common share	$21.29	$21.10	$20.75	$19.99	$19.23
Tangible book value per diluted common share	$21.13	$20.96	$20.39	$19.73	$18.99

Total assets	$4,205,269	$3,943,832	$3,949,578	$4,074,663	$4,180,074
Less: goodwill	136,432	136,432	136,432	136,432	136,432
Less: core deposit intangibles, net	18,131	19,105	19,907	20,727	21,512
Less: mortgage servicing asset, net	2	4	5	7	8
Less: naming rights, net	1,152	1,163	1,174	1,184	1,195
Tangible assets	$4,049,552	$3,787,128	$3,792,060	$3,916,313	$4,020,927
Total stockholders' equity to total assets	11.41%	12.10%	12.10%	11.46%	10.97%
Tangible common equity to tangible assets	8.00%	8.47%	8.45%	7.88%	7.44%
Total average stockholders' equity	$483,605	$482,567	$473,562	$463,252	$457,103
Less: average intangible assets	156,194	157,097	157,993	158,760	159,562
Average tangible common equity	$327,411	$325,470	$315,569	$304,492	$297,541
Net income allocable to common stockholders	$1,689	$1,258	$10,014	$10,406	$9,232
Amortization of intangible assets	986	814	833	797	797
Less: tax effect of intangible assets amortization	207	171	175	167	167
Adjusted net income allocable to common stockholders	$2,468	$1,901	$10,672	$11,036	$9,862
Return on total average stockholders' equity (ROAE) annualized	1.40%	1.05%	8.39%	8.91%	8.10%
Return on average tangible common equity (ROATCE) annualized	3.03%	2.35%	13.42%	14.38%	13.29%
Non-interest expense	$23,937	$25,758	$24,846	$24,223	$25,023
Less: merger expenses	—	—	—	—	276
Non-interest expense, excluding merger expenses	$23,937	$25,758	$24,846	$24,223	$24,747
Net interest income	$32,891	$32,095	$32,405	$31,526	$31,288
Non-interest income	5,732	5,306	6,641	6,572	6,451
Less: net gains (losses) from securities transactions	4	8	(3)	4	7
Non-interest income, excluding gains (losses) from securities transactions	$5,728	$5,298	$6,644	$6,568	$6,444
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$38,619	$37,393	$39,049	$38,094	$37,732
Non-interest expense to net interest income plus non-interest income	61.98%	68.87%	63.63%	63.58%	66.31%
Efficiency ratio	61.98%	68.88%	63.63%	63.59%	65.59%